Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Amendment No. 2 to the Quarterly Report of MCF Corporation on Form 10-Q for the period ended June 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, D. Jonathan Merriman and Gregory S. Curhan, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002 that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

September 23, 2003

/s/ D. Jonathan Merriman
D. Jonathan Merriman Chairman and Chief Executive Officer

/s/ Gregory S. Curhan
Gregory S. Curhan Chief Financial Officer

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